Exhibit 10.6

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated as of May 1, 2019 (this “Agreement”), is made by and among American Education Center, Inc., a Nevada corporation (“AEC Nevada”), all of the individuals listed on the signature page (each a “Stockholder,” and collectively, the “Stockholders”) who collectively own 1,000,000 shares of common stock of AEC Nevada. AEC Nevada and the Stockholders are sometimes referred to hereinafter individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, each Stockholder is an equity stockholder of AEC Nevada as listed on Schedule A hereto;

WHEREAS, AEC Nevada owns 100% of the equity interest of AEC Southern Management Co., Ltd. (“AEC Southern UK”), a company incorporated pursuant to the laws of England and Wales;

WHEREAS, the Stockholders desire to exchange 1,000,000 shares of common stock of AEC Nevada (the “Return Shares”), each in such individual amounts of shares in accordance with Schedule A, for the 100% equity interest of AEC Southern UK, and AEC Nevada has agreed to exchange the 100% equity interest of AEC Southern UK for the Return Shares; and

WHEREAS, following the Exchange (as defined below), AEC Southern UK will become a stand-alone company 100% owned by the Stockholders.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

SECTION I EXCHANGE OF SHARES

1.1 On the terms and subject to the conditions set forth in this Agreement, at the Closing (i) the Stockholders will sell, convey, transfer, and assign to AEC Nevada, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and AEC Nevada will purchase and accept from Stockholders, the Return Shares, in the individual amount as set forth on Schedule A, and (ii) in exchange for the transfer of such securities by the Stockholders, AEC Nevada will sell, convey, transfer, and assign to Stockholders, and Stockholders will purchase and accept from AEC Nevada, 10,000 ordinary shares of AEC Southern UK which represents 100% of the issued and outstanding ordinary shares of AEC Southern UK (the “UK Shares”), in the individual amounts as set forth on Schedule A (such exchange referred to herein as the “Exchange”). Upon completion of the Exchange, 100% of the equity interest of AEC Southern UK shall be held directly by the Stockholders.

1.2 The closing of the Exchange (the “Closing”) shall take place simultaneously with the execution of this Agreement.

1.3 The Return Shares and the UK Shares to be exchanged pursuant to Section 1.1 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, recapitalization, or similar change in common stock of AEC Nevada or ordinary share of AEC Southern UK, as the case may be, which may occur between the date of execution of this Agreement and the Closing, as to the Return Shares and the UK Shares, as the case may be.

SECTION II

STOCKHOLDERS REPRESENTATIONS AND WARRANTIES.

Each Stockholder severally, and not jointly, hereby represents and warrants to AEC Nevada, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

2.1      Such Stockholder has the right, power, legal capacity, and authority to enter into and perform such Stockholder’s obligations under this Agreement; and no approvals or consents are necessary in connection with it. All of the shares of common stock of AEC Nevada owned by such Stockholder are owned free and clear of all liens, pledges, encumbrances, changes, restrictions, or known claims of any kind, nature, or description.

2.2      The equity interest of AEC Nevada owned by such Stockholder will, at the Closing, be validly transferred to AEC Nevada free and clear of any encumbrances and from all taxes, liens and charges with respect to the transfer thereof and such shares of common stock of AEC Nevada shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of common stock of AEC Nevada.

2.3      Each such Stockholder has received all the information such Stockholder considers necessary or appropriate for deciding whether to acquire the UK Shares. Each such Stockholder understands the risks involved in an investment in the UK Shares. Each such Stockholder further represents that such Stockholder has had an opportunity to ask questions and receive answers from AEC Nevada regarding the business, properties, prospects, and financial condition of AEC Southern UK and to obtain such additional information (to the extent that AEC Nevada possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Stockholder or to which such Stockholder had access.

2.4      Each such Stockholder has not relied on and is not relying on any representations, warranties or other assurances regarding AEC Nevada other than the representations and warranties expressly set forth in this Agreement.

SECTION III

AEC NEVADA REPRESENTATIONS AND WARRANTIES.

AEC Nevada hereby represents and warrants to Stockholders, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing, as follows:

3.1      AEC Nevada is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. AEC Southern UK is a company duly organized, validly existing, and in good standing under the laws of England and Wales. AEC Southern UK has no subsidiaries or any direct or indirect ownership interest in any other corporation, partnership, association, firm, or business in any manner.

3.2      AEC Nevada has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by AEC Nevada and constitutes the legal, valid, binding, and enforceable obligation of AEC Nevada, enforceable against AEC Nevada in accordance with its terms. The execution and delivery of this Agreement and the consummation by AEC Nevada of the transactions contemplated herein do not and will not on the Closing (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of AEC Nevada or any applicable law relating to AEC Nevada, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which AEC Nevada is bound or to which any property of AEC Nevada is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which AEC Nevada has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of AEC Nevada, (D) constitute an event permitting termination of any material agreement or instrument to which AEC Nevada is a party or by which any property or asset of AEC Nevada is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which AEC Nevada has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit, or other governmental authorization to which AEC Nevada is a party or by which AEC Nevada may be bound, or result in the violation by AEC Nevada of any laws to which AEC Nevada may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by AEC Nevada of this Agreement or the performance by AEC Nevada of its obligations hereunder.

3.3      The UK Shares constitute all of the equity interests of AEC Southern UK. No securities of AEC Southern UK are entitled to pre-emptive or similar rights, and no person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. There are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, equity interests of AEC Southern UK.

SECTION IV GENERAL PROVISIONS

4.1      Releases and Waivers of Stockholders. Each Stockholder on its own behalf hereby acknowledges and agrees that the amount of AEC Nevada set forth on Schedule A represents the entire Return Shares held by such Stockholder as of the date of this Agreement and as of the Closing. Each Stockholder hereby releases AEC Nevada from all obligations, liabilities, and causes of action arising before, on or after the date of this Agreement, out of or in relation to any entitlement which such Stockholder may have with respect to any Return Shares in excess of the number of Return Shares set forth on Schedule A. Each Stockholder hereby generally, irrevocably, unconditionally, and completely waives any and all rights to receive any anti-dilution protection to which such Stockholder may be entitled under the articles of incorporation, bylaws, or other organizational documents of AEC Nevada or under any other agreement or instrument in connection with the Exchange. Each Stockholder hereby generally, irrevocably, unconditionally, and completely waives any and all rights existing as of the date hereof to receive options, depository receipts, warrants, stock appreciation or similar rights to acquire or receive securities in AEC Nevada.

4.2      Survival. All representations, warranties, covenants, and obligations in this Agreement shall survive until the expiration of the applicable statute of limitation with respect to the underlying claim to which such representation, warranty, covenant, or obligation relates.

4.3      Written Changes. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the Party against which enforcement of the change, waiver, discharge or termination is sought.

4.4      Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement shall impair any such right, power, or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

4.5      Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

4.6      Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

4.7      Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and assigns of the Parties.

4.8 Governing Law. The validity, terms, performance, and enforcement of this Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the State of New York applicable to agreements that are negotiated, executed, delivered and performed in the State of New York.

4.9      Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Party.

4.10      Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes o f this Agreement and the consummation of the transactions contemplated hereby.

4.11      Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Parties any rights or remedies under or by reason of this Agreement.

4.12      Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

AEC Nevada

American Education Center, Inc.
By:
Name: Max P. Chen
Title: President

The Stockholders:

Signature:

Ye Tian

Signature:

Rongxia Wang

Signature:

Weishuo Li

SCHEDULE A

Name of Stockholder	Shares of AEC Nevada Owned as of the Date of this Agreement	Percentage of AEC Southern UK to be Acquired Pursuant to the Exchange
Ye Tian	600,000	[60%]
Rongxia Wang	200,000	[20%]
Weishou Li	200,000	[20%]